UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2006

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	65-0903895
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[               ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[               ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[               ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[               ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Cash Paymaster Services (Northern) (Proprietary) Limited (“CPS”) signed a new contract dated March 31, 2006 with the Limpopo provincial government for the distribution of social welfare grants until December 31, 2006. A new contract was required because the award of the previous contract to CPS in November 2002 was set aside by a South African court, following a challenge by one of the disqualified bidders. The terms and conditions of the new contract are substantially the same as the contract awarded in November 2002 and executed in March 2003. The new contract may be extended by the Limpopo government to coincide with the implementation of a national tender by the South African Social Security Agency (“SASSA”). SASSA has not published any details of this tender to date.

Net1 utilizes its smart card based UEPS technology to distribute monthly grants to more than 900,000 social welfare recipients in the Limpopo province. The grants distributed include old age grants, disability grants and child support grants.

Item 8.01. Other Events.

In connection with the signing of the new Limpopo contract, Net 1 has issued a press release. A copy of the press release is furnished with this 8-K as Exhibit 99.1, but is not incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press Release, dated April 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: April 6, 2006	By:	/s/ Serge C.P. Belamant
Dr. Serge C.P. Belamant
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated April 6, 2006